EXHIBIT 10.3


                      FIRST AMENDMENT TO RIGHTS AGREEMENT

          AMENDMENT made and entered into as of the 30th day of June, 1998, between Firstar Corporation, a Wisconsin corporation (the "Company"), and Firstar Trust Company (f/k/a First Wisconsin Trust Company) (the "Rights Agent"), under the Rights Agreement, dated as of January 19, 1989, between the Company and the Rights Agent (the "Rights Agreement").

          WHEREAS, the Company and the Rights Agent have heretofore executed and entered into the Rights Agreement; and

          WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company may from time to time prior to such time as any Person (as defined in the Rights Agreement) becomes an Acquiring Person (as defined in the Rights Agreement) supplement or amend the Rights Agreement in accordance with the provisions of such Section 27; and

          WHEREAS, the Company proposes to enter into (i) an Agreement and Plan of Reorganization (the "Merger Agreement") with Star Banc Corporation, an Ohio corporation ("Star"), and Foxtrot (DE) Corporation, a Delaware corporation, and (ii) a Stock Option Agreement under which the Company may under certain circumstances be obligated to issue Common Shares (as defined in the Rights Agreement) of the Company (the "Stock Option Agreement") with Star; and

          WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its shareholders to amend the Rights Agreement as set forth herein in connection with the foregoing, and the Company and the Rights Agent desire to evidence such amendment in writing.

          NOW, THEREFORE, the Company and the Rights Agent hereby amend the Rights Agreement as follows:

          Section 1(a) of the Rights Agreement is hereby amended by adding the following at the end of such section:

     Notwithstanding anything to the contrary contained in this
     Agreement, for purposes of this Agreement, Star Banc Corporation, an Ohio corporation ("Star"), shall not be deemed to be an
     Acquiring Person solely by virtue of (i) the execution of that certain Agreement and Plan of Reorganization (as such agreement may be amended from time to time, the "Merger Agreement"), dated as of June 30, 1998, among the Company, Star and Foxtrot (DE)
     Corporation, a Delaware corporation; (ii) the execution of that certain Stock Option Agreement (as such agreement may be amended from time to time, the "Option Agreement"), dated as of June 30,
     1998, among the Company as "Issuer" and Star as "Grantee"; (iii)
     the consummation of the Merger (as defined in the Merger
     Agreement); or (iv) the consummation of the other transactions contemplated in the Merger Agreement and/or the Stock Option Agreement.
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          Section 3(a) of the Rights Agreement is hereby amended by adding the following at the end of such section:

     Notwithstanding anything to the contrary contained in this Agreement, a Distribution Date shall not occur solely as a result of (i) the execution of the Merger Agreement or the Stock Option Agreement; (ii) the consummation of the Merger (as defined in the Merger Agreement); or (iii) the consummation of the other transactions contemplated in the Merger Agreement and/or the Stock Option Agreement.

          Section 7(a) of the Rights Agreement is amended and restated to read in its entirety as follows:

     The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each one one-hundredth of a Preferred Share as to which the Rights are exercised, at or prior to the earliest of (i) January 19, 1999 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"), (iii) the time at which such Rights are exchanged as provided in Section 24 hereof, and (iv) the consummation of the Merger.

          Section 13(a) of the Rights Agreement is hereby amended by adding the following at the end of such section:

     Notwithstanding anything to the contrary contained in this Agreement, the execution of the Merger Agreement and the Stock Option Agreement, the consummation of the Merger (as defined in the Merger Agreement) and the consummation of the other transactions contemplated in the Merger Agreement and/or the Stock Option Agreement shall not be deemed to be events of the type described in the first sentence of this Section 13(a) and shall not cause the Rights to be adjusted or exercisable in accordance with, or any other action to be taken or obligation to arise pursuant to, this
     Section 13.

          Section 29 of the Rights Agreement is amended and restated to read in its entirety as follows:

     Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement, by virtue of the consummation of the Merger, or by virtue of the execution of the Merger Agreement or the Stock Option Agreement; but this agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

          This Amendment shall be deemed to be a contract made under the laws of the State of Wisconsin and for all purposes shall be governed by and
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construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

          This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original, and all of which together shall constitute but one and the same instrument.

          Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

          If any provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                                   * * * * *
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          IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

                                    FIRSTAR CORPORATION



                                    By: /s/ Roger Fitzsimonds
                                    Name:  Roger L. Fitzsimonds
                                    Title: Chairman and Chief
                                              Executive Officer


                                    FIRSTAR TRUST COMPANY



                                    By: /s/ Steven R. Parish
                                    Name:  Steven R. Parish
                                    Title: Executive Vice President
                                              and Director